Exhibit 99.1

PHH CORPORATION SETS DATE FOR FOURTH QUARTER AND
YEAR END 2005 EARNINGS CONFERENCE CALL

Mt. Laurel, N.J., February 1, 2006 - PHH Corporation (NYSE: PHH) today announced that it will hold its fourth quarter and year end 2005 earnings conference call on Friday, March 10, 2006 at 11:00 a.m. EST.

Terence W. Edwards, president and chief executive officer, and Neil J. Cashen, executive vice president and chief financial officer, will discuss the Company’s results followed by a short question and answer session.

Investors will be able to access the fourth quarter and year end earnings press release on the company’s website at www.phh.com on March 10, 2006 prior to the conference call. Investors may also request a copy via fax by calling the investor hotline at 1-856-917-7405.

Interested investors can access the conference call by dialing 913-981-4901 or 800-811-0667, passcode 7233428, ten minutes prior to the start time of 11:00 a.m. The conference call will also be broadcast on the company’s website at www.phh.com. A replay will be available after the call until March 26, 2006 by dialing 719-457-0820 or 888-203-1112, passcode 7233428 or by logging on to the company’s website.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada2. For additional information about the Company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, November 2005
2Automotive Fleet Fact Book, June 2005

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-0308